UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Kifer Road Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 29, 2008, Silicon Storage Technology, Inc. entered into an Amending Agreement with Grace Semiconductor Manufacturing Corporation, or GSMC, pursuant to which we agreed to provide GSMC with funding of $15.0 million in return for new equity securities to be issued by GSMC pursuant to a separate Subscription Agreement. The Amending Agreement grants certain technology licenses to GSMC, and requires GSMC to pay SST as upfront fees for the licenses granted the said $15.0 million within five working days of receipt of such $15.0 million.

We tendered the full amount of $15.0 million to GSMC on July 2, 2009 pursuant to a Subscription Agreement, dated June 12, 2009. As reported in footnote 13 to our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Securities and Exchange Commission on August 17, 2009, GSMC had not remitted the $15.0 million required under the Amending Agreement as of the date of such filing. On August 24, 2009 we received the $15.0 million from GSMC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated August 28, 2009

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ JAMES B. BOYD
James B. Boyd
Chief Financial Officer and Senior Vice President, Finance